               LINCOLN NATIONAL CORPORATION AND SUBSIDIARIES
                EXHIBIT 4(d) - FISCAL AGENCY AGREEMENT FOR
           9 3/4% NOTES DUE OCTOBER 30, 1995, AND SPECIMEN NOTES


                         FISCAL AGENCY AGREEMENT

                                 Between


                      LINCOLN NATIONAL CORPORATION

                                 Issuer

                                   and

                MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                              Fiscal Agent

                      Dated as of October 20, 1988


                            U.S.$100,000,000
                         9 3/4% Notes Due 1995

       FISCAL AGENCY AGREEMENT, dated as of October 20, 1988, between
LINCOLN NATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of Indiana ("Company"), and Morgan Guaranty Trust Company of New York, a corporation duly organized and existing under the laws of the State of New York, as Fiscal Agent.

          1. The Company has, by a Subscription Agreement, dated September 29, 1988, between the Company and Credit Suisse First Boston Limited and the other Managers named therein, agreed to issue U.S.$100,000,000 aggregate principal amount of its 9 3/4% Notes Due 1995 (the "Securities"). The Securities shall be issued initially in the form of a temporary global security in bearer form, without coupons, substantially in the form of Exhibit A hereto ("Global Security"). The Global Security will be exchangeable, as provided below, for definitive Securities issuable as bearer Securities, in the denomination of U.S.$5,000, with interest coupons attached ("coupons"), and as registered Securities, without coupons, in denominations of U.S.$5,000 and integral multiples thereof, all substantially in the forms set forth in Exhibit B hereto. The term "Securities" as used herein includes the Global Security. The term "Holder", when used with respect to a bearer Security or any coupon, means the bearer thereof and, when used with respect to-a registered Security, means the person in whose name such Security is registered in the Security Register (as defined in Section 3 hereof).

          2. The Company hereby appoints Morgan Guaranty Trust Company of New York, at present having its principal corporate trust office ("Principal Office") at 30 West Broadway, New York, New York 10015, as its fiscal agent in respect of the Securities upon the terms and subject to the conditions herein set forth. (Morgan Guaranty Trust Company of New York and its successor or successors as such fiscal agent qualified or appointed in accordance with
Section 8 hereof are herein called "Fiscal Agent".) The Fiscal Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it. Any power or authority granted to the Fiscal Agent herein or hereafter by the Company may be exercised by the Fiscal Agent or by any duly authorized agent of the Fiscal Agent. As used herein, "paying agencies" shall mean paying agencies (including the Fiscal Agent, if so appointed by the Company) maintained by the Company as provided in Section 8(b) hereof.


3.
     (a) The Securities shall be executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents ("executive officers"), any of whose signatures may be manual or facsimile, under a facsimile of its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary, any of whose signatures may be manual or facsimile. Securities bearing the manual or facsimile signatures of persons who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such persons or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of issue of such Securities.

          (b) Registered Securities may be surrendered for registration of transfer and may be exchanged for registered Securities, and bearer Securities may be exchanged for registered Securities, all upon the terms and conditions set forth in Paragraph 3 of the definitive Securities. Registered Securities may not be exchanged for bearer Securities. The Company shall cause to be kept at an office or agency in the Borough of Manhattan, The City of New York a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of registered Securities and of transfers of registered Securities. The Company hereby appoints the Fiscal Agent as "Security Registrar" for the purpose of registering registered Securities and transfers of registered Securities as herein provided. In addition, the Company has appointed the main offices of Morgan Guaranty Trust Company of New York in London, England and Banque Internationale a Luxembourg S.A. in Luxembourg as additional agencies where Securities may be surrendered for registration of transfer or exchange.

          (c) The Fiscal Agent is hereby authorized, in accordance with the provisions of Paragraph 9 of the definitive Securities and this Section, from time to time to authenticate and deliver a security in exchange for or in lieu of any Security or coupon, as the case may be, which becomes mutilated, lost, stolen or destroyed. Each Security authenticated and delivered in exchange for or in lieu of any such Security shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Security.

          (d) At any time when any of the Securities remain Outstanding, the Fiscal Agent may appoint an authenticating agent or agents ("Authenticating Agent or Agents") which shall be authorized to act on behalf of the Fiscal Agent to authenticate Securities issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Fiscal Agency Agreement and shall be valid obligations for all purposes as if authenticated by the Fiscal Agent here-under. Wherever reference is made in this Fiscal Agency Agreement to the authentication and delivery of Securities by the Fiscal Agent or the Fiscal Agent's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Fiscal Agent by an Authenticating Agent and a certificate of authentication executed on behalf of the Fiscal Agent by an Authenticating Agent; provided, however, that the Global Security may only be authenticated by the Fiscal Agent. Each Authenticating Agent shall be acceptable to the Company.


4.
(a) The Company initially shall execute and deliver the Global Security to the Fiscal Agent, and the Fiscal Agent shall, upon the order of the Company signed by an executive officer of the Company, authenticate the Global Security and deliver the Global Security to The Chase Manhattan Bank, London Branch, as common depositary (the "Common Depositary") for the benefit of the operator of the Euro-clear System ("EURO-CLEAR") and of CEDEL S.A. for credit to the respective accounts of the beneficial owners of Securities (or to such other accounts as they may direct).

          (b) The Company shall execute and deliver to the Fiscal Agent U.S.$100,000,000 principal amount of definitive Securities prior to the exchange date for issuing such definitive securities (the "Exchange Date"), which shall be the date 90 days after the date on which the distribution of the Securities has been completed, as Credit Suisse First Boston Limited shall have advised the Fiscal Agent in writing with a copy to the Company, the Common Depositary, EURO-CLEAR and CEDEL S.A. Such definitive Securities shall be in the form of bearer Securities, registered Securities or any combination thereof as may be specified by the Fiscal Agent.

          (c) The interest of a beneficial owner of securities in the Global Security shall be exchanged for definitive securities when the account holder instructs EURO-CLEAR or CEDEL S.A., as the case may be, to request such exchange on his behalf and delivers to EURO-CLEAR or CEDEL S.A., as the case may be, a certificate substantially in the form set forth in Exhibit C hereto, copies of which certificate shall be available from the offices of EURO-CLEAR and CEDEL S.A., the Fiscal Agent and each other paying agency of the Company. Any exchange pursuant to this Section shall be made free of charge to the beneficial owners of the Global Security, except that a person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such person does not take delivery of such definitive securities in person at the offices of EURO-CLEAR or CEDEL S.A. Notwithstanding any other provision hereof or of the Securities, no bearer Security will be mailed to or otherwise delivered in connection with its original issuance to any location within the United States (as defined.in
Section 5(b) hereof).

          (d) On or after the Exchange Date, the Global Security shall be surrendered by the Common Depositary to the Fiscal Agent at its main office in London, as the Company's agent, for purposes of the exchange of Securities described below. Following such surrender, upon the request of EURO-CLEAR or CEDEL S.A., acting on behalf of beneficial owners of Securities, the Fiscal Agent or an Authenticating Agent shall authenticate and deliver to EURO-CLEAR or CEDEL S.A., as the case may be, for the account of such owners, definitive Securities in the form of bearer Securities or registered Securities, or any combination thereof, as shall be specified by such owners in exchange for the aggregate principal amount of the Global Security beneficially owned by such owners, but only upon delivery by EURO-CLEAR or CEDEL S.A., acting on behalf of such owners, to the Fiscal Agent, the Authenticating Agent that will authenticate such definitive Securities, if any, and to the Company-of a certificate or certificates substantially in the form set forth in Exhibit D hereto. The delivery to the Fiscal Agent and to the Company by EURO-CLEAR or CEDEL S.A. of such a certificate or certificates may be relied upon by the Fiscal Agent and the Company as conclusive evidence that a related certificate or certificates has or have been delivered to EURO-CLEAR or CEDEL S.A., as the case may be, as contemplated by the terms of Section 4(c) hereof.

          Upon any exchange of a portion of the Global Security for definitive Securities, the Global Security shall be endorsed by the Fiscal Agent to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, the Global Security shall in all respects be entitled to the same benefits under this Agreement as definitive Securities authenticated and delivered hereunder, except that none of EURO-CLEAR, CEDEL S.A. or the beneficial owners of the Global Security shall be entitled to receive payment of interest thereon.

          5. (a) The Company will pay or cause to be paid to the main office of its paying agent in the Borough of Manhattan, The City of New York (the "Principal Paying Agent") the amounts required to be paid by it herein and in the Securities, at the times and for the purposes set forth herein and in the Securities, and the Company hereby authorizes and directs the Fiscal Agent, and the Fiscal Agent hereby directs and authorizes the Principal Paying Agent, to make payment of the principal of and interest on the Securities in accordance with the terms of the Securities. Funds sufficient to provide for payment by the Company to the Principal Paying Agent, or to such other office or agency as the Fiscal Agent shall direct, shall be deposited by the Company with the Principal Paying Agent, or such other office or agency, at least one business day prior to the relevant payment date specified in the Securities.

          (b) Notwithstanding any other provision hereof (other than the last sentence of this Section 5(b)) or any provision of the Securities, no payment with respect to principal of or interest or any additional amounts payable pursuant to Paragraph 5 of the definitive Securities ("additional amounts"), on any bearer Security may be made at any office of the Fiscal Agent or any paying agency maintained by the Company in the United States of America (including the States and the District of Columbia), its territories, its possessions or other areas subject to its jurisdiction ("United States") or by transfer to an account in, or by mail to an address in, the United States. Notwithstanding the foregoing, payment of principal of bearer Securities may, at the Company's option, be made at the paying agent in the Borough of Manhattan, The City of New York, and payment of interest on bearer Securities and payment of any additional amounts payable on bearer Securities may be made at the paying agent in the Borough of Manhattan, The City of New York, if (but only if) the full amount of such payments at all paying agents located outside the United States through which payment is to be made in accordance with the terms of the Securities is illegal or effectively precluded by exchange controls or other similar restrictions, as determined by the Company.

          (c) At least 10 days prior to the first Interest Payment Date (as defined in the definitive Securities) and at least 10 days prior to each date of payment of principal or interest thereafter if there has been any change with respect to the matters set forth on the below-mentioned certificate, the Company will furnish the Fiscal Agent and each paying agency of the Company with a certificate of one of its executive officers instructing the Fiscal Agent and each paying agency of the Company whether such payment of principal of or interest on the Securities shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge described in Paragraph 5(a) of the definitive Securities. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the percentage and the amount, if any, required to be withheld on such payment to Holders of Securities or coupons, and the Company will pay or cause to be paid to the Fiscal Agent any required Additional Amounts (as defined in such Paragraph 5(a)). The company agrees to indemnify the Fiscal Agent and each paying agency of the Company for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant to this Section.

        (d) In the case of any redemption of Securities at the option of the Company, at least 60 days (unless shorter notice is acceptable to the Fiscal Agent) before the date designated for redemption, the Company shall give notice to the Fiscal Agent of its election to redeem the Securities on the redemption date specified in such notice, stating the principal amount of Securities to be redeemed. The Fiscal Agent shall cause notice of redemption to be given in the name of and at the expense of the Company in the manner provided in Paragraph 6(d) of the definitive Securities.

          6. All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to anyone other than the Fiscal Agent or the Principal Paying Agent, be delivered to the Principal Paying Agent. All registered Securities and matured coupons so delivered shall be promptly cancelled by the Fiscal Agent or the Principal Paying Agent, as the case may be. All bearer securities and unmatured coupons so delivered shall be promptly cancelled by the Principal Paying Agent unless the Fiscal Agent is instructed by the Company to hold such bearer Securities and unmatured coupons for reissuance. If the Fiscal Agent is so instructed by the Company, bearer Securities and unmatured coupons held for reissuance may be reissued only in replacement of mutilated, lost, stolen or destroyed bearer Securities or coupons pursuant to Paragraph 9 of the definitive Securities. All Securities and unmatured coupons held by the Fiscal Agent or the Principal Paying Agent pending such cancellation or reissuance shall be deemed delivered for all purposes of this Agreement and the Securities. All cancelled Securities and coupons held by the Fiscal Agent or the Principal Paying Agent shall be destroyed, and the Fiscal Agent shall furnish to the Company a certificate with respect to such destruction, except that the cancelled Global Security and the certificates as to beneficial ownership required by Section 4 hereof (including any certificates in the form set forth in Exhibit D hereto) shall not be destroyed but shall be delivered to the Company.

          7. The Fiscal Agent accepts, and each other agent of the Company or the Fiscal Agent shall be deemed to accept, its obligations set forth herein and in the Securities upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the securities and coupons shall be subject:

         (a) The Fiscal Agent and each other agency of the Company shall be entitled to the compensation to be agreed upon with the Company for all services rendered by it, and the Company agrees promptly to pay such compensation and to reimburse the Fiscal Agent and each other agency of the Company for its reasonable out-ofpocket expenses (including, but not limited to, counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder. The Company also agrees to indemnify each of the Fiscal Agent and each other agency of the Company hereunder for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Fiscal Agent or such other agency, arising out of or in connection with its acting as such Fiscal Agent or other agency of the Company hereunder, including the reasonable costs and expenses of defending against any claim of liability. For purposes of this Section, the obligations of the Company shall survive the payment of the Securities and the resignation or removal of the-Fiscal Agent or any other agency of the Company hereunder.


 (b) In acting under this Agreement and in connection with the Securities, the Fiscal Agent and each other agency of the Company are acting solely as agents of the Company and do not assume any obligation or relationship of agency or trust for or with any of the Holders of the Securities or coupons, except that all funds held by the Fiscal Agent or any paying agency of the Company for payment of principal of or interest on the Securities shall be held in trust, but need not be segregated from other funds except as required by law, and shall be applied as set forth herein and in the Securities; provided, however, that monies paid by the Company to the Fiscal Agent or any paying agency of the Company for the payment of principal of or interest on Securities remaining unclaimed at the end of two years after such principal or interest shall have become due and payable shall be repaid to the Company as provided and in the manner set forth in the Securities, whereupon the aforesaid trust shall terminate and all liability of the Fiscal Agent or such paying agency of the Company with respect thereto shall cease.

 (c) The Fiscal Agent and each other agency of the Company hereunder may consult with counsel (who may also be counsel to the Company) satisfactory to such Fiscal Agent or agency, in its reasonable judgment, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

 (d) The Fiscal Agent and each other agency of the Company hereunder shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any Security, coupon, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by the Fiscal Agent or such other agency to be genuine and to have been signed by the proper parties.

 (e) The Fiscal Agent and each other agency of the Company hereunder and its officers, directors and employees may become the owner of, or acquire an interest in, any Securities or coupons, with the same rights that it or they would have if it were not the Fiscal Agent or such other agency of the Company hereunder, may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Securities or coupons or holders of other obligations of the Company as freely as if it were not the Fiscal Agent or an agency of the Company hereunder.

 (f) Neither the Fiscal Agent nor any other agency of the Company hereunder shall be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities except as may be otherwise agreed with the Company.

 (g) The recitals contained herein and in the Securities (except the Fiscal Agent's certificates of authentication) and in the coupons shall be taken as the statements of the Company; the Fiscal Agent and the other agents of the Company (including the Principal Paying Agent and the Security Registrar) assume no responsibility for their correctness. The Fiscal Agent and such other agents make no representation as to the validity or sufficiency of this Agreement or the Securities or coupons, except for the Fiscal Agent's due authorization to execute and deliver this Agreement; provided, however, that the Fiscal Agent shall not be relieved of its duty to authenticate Securities, acting itself or through an appointed Authenticating Agent, as authorized by this Agreement. The Fiscal Agent shall not be accountable for the use of any of the Securities or the use or application by the Company of the proceeds of the sale of the Securities or for compliance by the Company with any of the Company's covenants or agreements contained in the Securities.

(h) The Fiscal Agent and each other agency of the Company hereunder shall be obligated to perform such duties and only such duties as are herein and in the Securities specifically set forth and no implied duties or obligations shall be read into this Agreement or the securities against the Fiscal Agent or any other agency of the Company. Neither the Fiscal Agent, the Principal Paying Agent, the Security Registrar nor any other agent of the Company shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

(i) Unless herein or in the Securities otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company under any provision of this Agreement shall be sufficient if signed by an executive officer of the Company.

(j) The Fiscal Agent may discharge any of its responsibilities hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Fiscal Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.


(k) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or that of its officers, directors or employees; nor shall any such provision relieve any agent or attorney of the Company or the Fiscal Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or that of its officers, directors or employees.

          8. (a) The Company agrees that, uhtil all securities or coupons (other than coupons the surrender of which has been waived under Paragraphs 3 and 6 of the definitive Securities and coupons which have been replaced as provided in Paragraph 9 of the definitive securities) authenticated and delivered hereunder shall have (i) been delivered to the Fiscal Agent or the Principal Paying Agent for cancellation or (ii) become due and payable, whether at maturity or upon redemption, and monies sufficient to pay the principal thereof and interest thereon shall have been made available to the Fiscal Agent or the Principal Paying Agent and either paid to the persons entitled thereto or returned to the Company as provided herein and in the Securities, there shall at all times be a Fiscal Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least U.S.$50,000,000.

          (b) The Company hereby appoints (i) Morgan Guaranty Trust Company of New York, at its corporate trust office in the Borough of Manhattan, The City of New York, as its Principal Paying Agent where registered Securities may be presented or surrendered for payment, and where bearer Securities and coupons may be presented or surrendered for payment in the circumstances described in Section 5(b) (and not otherwise), and as its Security Registrar where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and coupons and this Agreement may be served, and (ii) Banque Internationale a Luxembourg S.A. in Luxembourg, Morgan Guaranty Trust Company of New York in London, England and in Brussels, Belgium and Swiss Bank Corporation in Basle, Switzerland as its agents outside the United States where, subject to any applicable laws or regulations, Securities and coupons may be presented and surrendered for payment.

          The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that, so long as the Company is required to maintain a Fiscal Agent hereunder, the Company will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency where registered Securities may be presented or surrendered for payment, where bearer securities and coupons may be presented or surrendered for payment in the circumstances described in Section 5(b) (and not otherwise), where Securities may be presented for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and coupons and this Agreement may be served and (ii) subject to any laws or regulations applicable thereto, in Europe an office or agency where Securities and coupons may be presented and surrendered for payment and where Securities may be presented for registration of transfer or exchange; and provided, further, that so long as the Securities are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Company will maintain a paying agency in Luxembourg. The Company will give prompt written notice to the Fiscal Agent of the appointment or termination of any such office or agency and of the location and any change in the location of any such office or agency and shall give notice thereof to Holders in the manner described in the first sentence of Paragraph 6(d) of the definitive securities.

     If at any time the Company shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or in Europe, or shall fail to furnish the Fiscal Agent with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Principal Office of the Fiscal Agent, and Securities and coupons may be presented and surrendered for payment to Morgan Guaranty Trust Company of New York, at the main office of its Corporate Trust Department in London, England, and the Company hereby appoints the same as its agent to receive such presentations, surrenders, notices and demands.

          (c) The Fiscal Agent, the Principal Paying Agent and the Security Registrar may at any time resign as such Fiscal Agent, Principal Paying Agent or Security Registrar by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than three months after the receipt of such notice by the Company unless the Company agrees to accept less notice. The Fiscal Agent may be removed at any time, with or without cause, by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Any resignation or removal of the Fiscal Agent or paying agency of the Company, if such paying agency is the only paying agency of the Company then maintained in Europe, shall take effect upon the date of the appointment by the Company as hereinafter provided of a successor and the acceptance of such appointment by such successor. Upon its resignation or removal, such agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered hereunder by such agent.

          (d) In case at any time the Fiscal Agent or paying agency of the Company, if such paying agency is the only paying agency of the Company then maintained in Europe, shall resign, or shall be removed, or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver of it or of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor agent, eligible as aforesaid, shall be appointed by the Company by an instrument in writing. Upon the appointment as aforesaid of a successor agent and acceptance by it of such appointment, the agent so superseded shall cease to be such agent hereunder. If no-successor Fiscal Agent or paying agency of the Company, as the case may be, shall have been so appointed by the Company and shall have accepted appointment as hereinafter provided, and, in the case of such paying agency, if such paying agency is the only paying agency of the Company then maintained in Europe, then any Holder of a Security who has been a bona fide Holder of a Security for at least six months, on behalf of himself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Fiscal Agent or paying agency, as the case may be.

          (e) Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Fiscal Agent hereunderl and such predecessor, upon payment of its charges and disbursements then unpaid, shall simultaneously therewith become obligated to transfer, deliver and pay ovet, and such successor Fiscal Agent shall be entitled to receive, all monies, securities or other property on deposit with or held by such predecessor, as such Fiscal Agent hereunder. The Company will give prompt written notice to each paying agency of the Company of the appointment of a successor Fiscal Agent and shall give notice thereof to Holders, at least once, in the manner described in Paragraph 6(d) of the definitive Securities.

          (f) Any corporation, bank or trust company into which the Fiscal Agent may be merged or converted, or with which it may be consolidated, or any corporation, bank or trust company resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation, bank or trust company succeeding to all or substantially all the assets and business of the Fiscal Agent, shall be the successor to the Fiscal Agent under this Agreement, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any document or any further act on the part of any of the parties hereto.

          9. The Company will pay all stamp taxes and other duties, if any, which may be imposed by the United States, the United Kingdom or any political subdivision or taxing authority of or in the foregoing, with respect to the execution or delivery of this Agreement, the issuance of the Global Security, the initial issuance of the definitive Securities or the exchange from time to time of the Global Security for definitive Securities.

          10. (a) A meeting of Holders of Securities may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities to be made, given or taken by Holders of Securities.

          (b) The Company or the Fiscal Agent may at any time call a meeting of Holders of Securities for any purpose specified in Section 10(a) to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Fiscal Agent shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting shall be given, in the same manner as provided in Paragraph 6(d) of the definitive Securities, not more than 180 days nor less than 21 days prior to the date fixed for the meeting. In case at any time the Company or the Holders of at least 10% in principal amount of the Outstanding (as defined in Paragraph 3 of the definitive Securities) Securities shall have requested the Fiscal Agent to call a meeting of the Holders of Securities for any purpose specified in Section 10(a), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Fiscal Agent shall not have published the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above-specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in this subsection (b).

          (c) To be entitled to vote at any meeting of Holders of Securities, a person shall be a Holder of outstanding Securities or a person appointed by an instrument in writing as proxy for such a Holder.

          (d) The persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10(b), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

          At the reconvening of any meeting adjourned for a lack of a quorum in accordance with the provisions of the prior paragraph the persons entitled to vote 25% in principal amount of the Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of Holders of Securities at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed or decided if passed or decided by the persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities represented and voting.

          (e) The Fiscal Agent may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or Holders of Securities as provided above, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Securities represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as a Holder of Securities or a proxy. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared, and one such copy shall be delivered to the Company and another to the Fiscal Agent to be preserved by the Fiscal Agent.

          11. All notices hereunder shall be deemed to have been given when deposited in the mails as first-class mail, registered or certified mail, return receipt requested, postage prepaid, or, if electronically communicated, then when delivered, or when hand delivered, addressed to either party hereto as follows:

Address

The Company.............       Lincoln National Corporation
                               1300 South Clinton Street
                               P.O. Box 1110
                               Fort Wayne, Indiana 46801
                               Attention:  Treasurer


Fiscal Agent............       Morgan Guaranty Trust Company of New York
                               30 West Broadway
                               New York, New York 10015
                               Attention: Corporate Trust Department

or at any other address of which either of the foregoing shall have notified the other in writing.

          12. This Agreement and each of the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York.

          13. This Agreement may be amended by the Company and the Fiscal Agent, without the consent of the Holder of any security or coupon, for the purpose of (a) adding to the covenants of the Company for the benefit of the Holders of Securities or coupons, or (b) surrendering any right or power conferred upon the Company, or (c) securing the Securities pursuant to the requirements of the Securities or otherwise, or (d) permitting registered Securities to be exchanged for bearer Securities or relaxing or eliminating the restrictions on payment of principal, if any, and interest in respect of bearer Securities in the United States to the extent then permitted under applicable regulations of the United States Treasury Department, and provided no adverse consequences would result to the Holders of the Securities, or (e) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities and coupons as permitted by the Securities, or (f) curing any ambiguity or correcting or supplementing any defective provision contained herein or in the Securities or coupons. This Agreement may also be amended by the Company and the Fiscal Agent with the consent of the Holders of the Securities as provided in Paragraph 10 of the definitive Securities. The Fiscal Agent shall not enter into any amendment to this Agreement unless there shall have been delivered to the Fiscal Agent a certificate signed by an executive officer of the Company and a written opinion of counsel satisfactory to the Fiscal Agent (who may be counsel to the Company), each stating that such amendment is authorized or permitted by this Agreement or the Securities.

          14. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              LINCOLN  NATIONAL  CORPORATION



[CORPORATE SEAL]              By

Attest:



                              MORGAN  GUARANTY  TRUST  COMPANY
                              OF NEW YORK



[CORPORATE SEAL]              By
                              Vice President
Attest:

Assistant Secretary

                                EXHIBIT A


                        (FORM OF GLOBAL SECURITY]


          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS SECURITY NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES,
ITS POSSESSIONS OR OTHER AREAS SUBJECT TO ITS JURISDICTION ("UNITED
STATES") OR TO OR FOR THE ACCOUNT OF CITIZENS OR RESIDENTS THEREOF,
ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN
OR UNDER THE LAWS OF THE UNITED STATES OR ANY ESTATE OR TRUST THE INCOME
OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE ("UNITED STATES PERSONS").


                      LINCOLN NATIONAL CORPORATION

                          9 3/4% Notes Due 1995

                        TEMPORARY GLOBAL SECURITY

          LINCOLN NATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of Indiana ("Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Global Security the principal sum of One Hundred Million United States Dollars (U.S.$100,000,000) on October 20, 1995 and to pay interest thereon, from the date hereof, annually in arrears on October 20 in each year, commencing October 20, 1989, at the rate of 9 3/4% per annum, until the principal hereof is paid or made available for payment; provided, however, that interest on this Global security shall be payable only after the issuance of the definitive Securities for which this Global Security is exchangeable and, in the case of definitive Securities in bearer form, only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Fiscal Agency Agreement referred to below) of the interest coupons thereto attached as they severally mature.

          This Global Security is one of a duly authorized issue of Securities of the Company designated as specified in the title hereof, entitled to the benefits of and to be entitled to the benefits of the Fiscal Agency Agreement, dated as of October 20, 1988 ("Fiscal Agency Agreement), between the Company and Morgan Guaranty Trust Company of New York, as Fiscal Agent ("Fiscal Agent"). It is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the Holder hereof for definitive Securities in bearer form, with interest coupons attached, or in registered form, without coupons, of authorized denominations, (a) not earlier than 90 days after the date on which the distribution of the Securities has been completed as Credit Suisse First Boston Limited shall have advised the Company and the Fiscal Agent in writing and (b) as promptly as practicable following presentation of certification, in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this Global Security (or, if such exchange is only for a part of this Global Security, of such part) are not United States Persons. Definitive Securities in bearer form to be delivered in exchange for any part of this Global Security shall be delivered only outside the United States. Upon any exchange of a part of this Global Security for definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

          Until exchanged in full for definitive Securities, this Global Security shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and the Company shall be subject to the same restrictions as those to be endorsed on, the definitive Securities and those contained in the Fiscal Agency Agreement, except that neither the Holder hereof nor the beneficial owners of this Global Security shall be entitled to receive payment of interest hereon.

          This Global Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Global Security which are defined in the Fiscal Agency Agreement or the definitive Securities shall have the meanings assigned to them therein.

          Unless the certificate of authentication hereon has been executed by the Fiscal Agent or by the manual signature of one of the duly authorized officers of the Fiscal Agent, this Global Security shall not be valid or obligatory for any purpose.

           IN WITNESS WHEREAS, the Company has caused this Global Security to be duly executed and its corporate seal to be hereunto affixed and attested.

Dated as of October 20, 1988.

                                   LINCOLN NATIONAL CORPORATION


[CORPORATE SEAL]                    By
Attest:


(FORM OF FISCAL AGENT'S CERTIFICATE
OF AUTHENTICATION)

          This is the Global Security referred to in the within-mentioned Fiscal Agency Agreement.

                                   MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK,
                                   as Fiscal Agent

                                   By
                                   Authorized Officer



                          SCHEDULE OF EXCHANGES

                                            Remaining
                                            principal
                                             amount
                  Principal Amount          following         Notation made
Date               exchanged for               such         on behalf of the
made            definitive Securities       exchange           Fiscal Agent

                                EXHIBIT B
                    (FORMS OF DEFINITIVE SECURITIES)
                             [Form of Face]
[If Bearer Security:

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE
SUBJECT TO  LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS,
INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


                      LINCOLN NATIONAL CORPORATION

                         9 3/4 % Notes Due 1995

No. B-                                                          U.S.$5,000


          LINCOLN NATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of Indiana ("Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of Five Thousand United States Dollars on October 20, 1995 and to pay interest thereon, from the date hereof, annually in arrears on October 20 in each year ("Interest Payment Date"), commencing October 20, 1989, at the rate of 9 3/4% per annum (calculated on the basis of a year of twelve 30-day months), until the principal hereof is paid or made available for payment, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Such payments shall be made subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided below) to terminate the appointment of any such paying agency, at the main offices of Morgan Guaranty Trust Company of New York in London, England, and in Brussels, Belgium, Swiss Bank Corporation in Basle, Switzerland and Banque Internationale a Luxembourg S.A. in Luxembourg, or at such other offices or agencies in Europe as the Company may designate and notify the Holder (as defined in Paragraph 2 hereof) as provided in Paragraph 6(d) hereof, by United States dollar check drawn on a bank in The City of New York or, at the option of the Holder, by transfer to a United States dollar account maintained by the payee with a bank located in Europe. Interest on this Security due on or before maturity shall be payable only upon presentation and surrender at such an office or agency of the coupons attached hereto as they severally mature. No payment of principal or interest with respect to this Security shall be made at any office or agency of the Company in the United States (as defined in Paragraph 5 hereof) or by transfer to an account in, or by mail to an address in, the United States. Notwithstanding the foregoing, payment of principal of bearer Securities may, at the Company's option, be made at the paying agent in the Borough of Manhattan, The City of New York, and payment of interest on bearer Securities and payment of any additional amounts payable on bearer Securities may be made at the paying agent in the Borough of Manhattan, The City of New York, if (but only if) the full amount of such payments at all offices and agencies located outside the United States through which payment is to be made in accordance with the terms of the Securities is illegal or effectively precluded by exchange controls or other similar restrictions, as determined by the Company. The Company covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on this Security have been made available for payment and either paid or returned to the Company as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York, and in Europe (which, so long as the Securities are listed on the Luxembourg Stock Exchange and such exchange shall so require, shall include an office or agency in Luxembourg) for the payment of the principal of and interest on the Securities as herein provided.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Fiscal Agency Agreement referred to on the reverse of this Security.

          Unless the certificate of authentication hereon has been executed by the Fiscal Agent or by an Authenticating Agent, by the manual signature of one of the authorized officers of the Fiscal Agent or such Authenticating Agent, as the case may be, neither this Security nor any coupon appertaining hereto shall be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed and its corporate seal to be hereunto affixed and attested and duly executed coupons to be annexed hereto.


Dated as of October 20, 1988

                                         LINCOLN NATIONAL CORPORATION
(CORPORATE SEAL]


Attest:                                  By





(If Registered Security:


                      LINCOLN NATIONAL CORPORATION
                          9 3/4% Notes Due 1995
No. R-                                                          U.S.$

          LINCOLN NATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of Indiana ("Company"), for value
received, hereby promises to,                 or registered assigns, the
principal sum of                United States Dollars on October 20, 1995 and
to pay interest thereon from October 20, 1988 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on October 20 in each year ("Interest Payment Date"), commencing October 20, 1989, at the rate of 9 3/4% per annum (calculated on the basis of a year of twelve 30-day months), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Security is registered at the close of business on the October 5 next preceding such Interest Payment Date ("Record Date"). Any such interest not so punctually paid or duly p,rovided for will forthwith cease to be payable to the person in whose name this Security is registered on such Record Date and may be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed. Payments of principal shall be made at the option of the Holder (as defined in Paragraph 2 hereof) (a) at the main office of Morgan Guaranty Trust Company of New York in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided below) to terminate the appointment of any such paying agency, at the main offices of Morgan Guaranty Trust Company of New York in London, England and in Brussels, Belgium; Swiss Bank Corporation in Basle, Switzerland;and Banque

Internationale a Luxembourg S.A. in Luxembourg, or at such other agencies as the Company may designate and notify the Holders as provided in Paragraph 6(d) hereof, by United States dollar check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York. Payment of interest on this Security will be made by United States dollar check drawn on a bank in The City of New York mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in Paragraph 3 hereof) or, upon application by the Holder to the Fiscal Agent not later than the Record Date in the year the payment is to be received, by transfer to a dollar account maintained by the Holder with a bank in the Borough of Manhattan, The City of New York. The Company covenants that until this security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on this Security have been made available for payment and either paid or returned to the Company as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York, and in Europe (which, so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, shall include an office or agency in Luxembourg) for the payment of the principal of and interest on the Securities as herein provided.

          Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes
have the same effect as though fully set forth at this place.   Capitalized
terms used but not defined herein shall have the meanings ascribed to them in the Fiscal Agency Agreement referred to on the reverse of this Security.

          Unless the certificate of authentication hereon has been executed by the Fiscal Agent or an Authenticating Agent by the manual signature of one of the authorized officers of the Fiscal Agent or such Authenticating Agent, as the case may be, this Security shall not be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed and its corporate seal to be hereunto affixed and attested.

Dated:                19_

                                           LINCOLN NATIONAL CORPORATION

[CORPORATE SEAL]


                                   By

Attest:





                       (FORM OF FISCAL AGENT'S OR
          AUTHENTICATING AGENT'S CERTIFICATE OF AUTHENTICATION)

This is one of the Securities referred to in the within-mentioned Fiscal Agency Agreement.

                (Morgan Guaranty Trust Company of New York,
                              As Fiscal Agent)

                         [As Authenticating Agent]

                                   By

                                   Authorized Officer

                               [Form of Reverse]

          1. This Security is one of a duly authorized issue of Securities of the Company in the aggregate principal amount of One Hundred Million United States Dollars (U.S.$100,000,000), designated as its "9 3/4% Notes Due 1995" ("Securities"). The Company, for the benefit of the Holders from time to time of the Securities, has entered into a Fiscal Agency Agreement, dated as of October 20, 1988 ("Fiscal Agency Agreement"), between the Company and Morgan Guaranty Trust Company of New York, as Fiscal Agent, copies of which Fiscal Agency Agreement are on file and available for inspection at the Principal Office of the Fiscal Agent in the City of New York and the main office of the paying agencies named on the face of this Security. (Morgan Guaranty Trust Company of New York and its respective successors as Fiscal Agent are herein called "Fiscal Agent".)

          The Securities are unsecured and rank equally with all unsecured and unsubordinated indebtedness for borrowed money of the Company.

          2. The Securities are issuable as bearer Securities, with interest coupons attached ("coupons"), in the denomination of U.S.$5,000 and as registered Securities, without coupons, in the denominations of U.S.$5,000 and integral multiples thereof. As used herein, the term "Holder", when used with respect to a registered Security, means the person in whose name such Security is registered in the Security Register and, when used with respect to a bearer Security or any coupon, means the bearer thereof.

          3. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Company has appointed Morgan Guaranty Trust Company of New York, having its Corporate Trust Office at 30 West Broadway, New York, New York 10015 as its agent in the Borough of Manhattan, The City of New York, for such purpose ("Security Registrar") and has agreed to cause to be kept at such office a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of registered Securities and of transfers of registered Securities. In addition, the Company has appointed the main offices of Morgan Guaranty Trust Company of New York in London, England and Banque Internationale a Luxembourg S.A. in Luxembourg as additional agencies where Securities may be surrendered for registration of transfer or exchange. The Company reserves the right to vary or terminate the appointment of Morgan Guaranty Trust Company of New York as Security Registrar or of any transfer agent or to appoint additional or other registrars or transfer agents or to approve any change in the office through which any security registrar or any transfer agent acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York, and a transfer agent in a European city.

            [If Bearer Security - At the option of the Holder upon request confirmed in writing, bearer Securities may be exchanged for registered Securities, of any authorized denominations and of a like aggregate principal amount, upon surrender of the bearer Securities to be exchanged at the office of the Security Registrar or any transfer agent, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the bearer securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Fiscal Agent if there be furnished to them such security or indemnity as they may require to save each of them and each other agency of the Company hereunder harmless. Notwithstanding the foregoing, if a bearer Security is surrendered in exchange for a registered Security (i) after the close of business on a Record Date and before the opening of business on the relevant Interest Payment Date, or (ii) after the close of business on any special record date for the payment of defaulted interest and before the opening of business on the relevant proposed date of payment of such defaulted interest, such bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or pro-posed date of payment, as the case may be, and the interest payable on such Interest Payment bate or proposed date of payment shall not be payable in respect of the registered Security issued in exchange for such bearer Security, but will be payable only to the Holder of such coupon upon presentation and surrender thereof when due. Registered Securities may not be surrendered in exchange for bearer Securities. The Company shall not be required to make any exchange of Securities if as a result thereof the Company would incur adverse tax consequences under United States Federal income tax laws.]

           [If Registered Security - The transfer of a registered Security is registrable on the Security Register upon surrender of such Security at the office of the Security Registrar or any transfer agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Company shall execute, and the Fiscal Agent or an Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new registered Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder upon request confirmed in writing, registered Securities may be exchanged for registered Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office of the Security Registrar or any transfer agent. Registered Securities may not be surrendered in exchange for bearer Securities. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Fiscal Agent or an Authenti-cating Agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the transfer agent or the Security Registrar, as the case may be, being satisfied with the documents of transfer and identity of the person making the request and subject to such reasonable regulations as the Company may from time to time agree with the transfer agents, the Security Registrar and the Fiscal Agent. The Company shall not be required to make any exchange of Securities if as a result thereof the Company would incur adverse tax consequences under United States Federal income tax laws.]

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          [If bearer Security - Title to bearer Securities and coupons shall pass by delivery.] The Company, the Fiscal Agent, the Security Registrar and any transfer or paying agent of the Company may deem and treat the person in whose name a registered Security is registered, the bearer of a bearer Security and the bearer of a coupon as the owner thereof for all purposes, whether or not such Security or coupon be overdue, and neither the Company, the Fiscal Agent, the Security Registrar nor any such agent shall be affected by notice to the contrary.

          For purposes of the provisions of this Security and the Fiscal Agency Agreement, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be "Outstanding", except:

    (i) Securities theretofore cancelled by the Fiscal Agent or the paying agent of the Company in the Borough of Manhattan, The City of New York, or delivered to the Fiscal Agent or such paying agent for cancellation or held by the Fiscal Agent or such paying agent for reissuance and not reissued;

    (ii) Securities which have been called for redemption in accordance with Paragraph 6 hereof or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and interest thereon shall have been made available to the Fiscal Agent; or

   (iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or beneficially owned by any subsidiary or any entity controlled by or under common control with the Company shall be disregarded and deemed not to be Outstanding.

          4. (a) The Company shall pay to the Fiscal Agent at its Principal office in New York, New York (or, if so instructed by the Fiscal Agent, to the paying agent of the Company in the Borough of Manhattan, The City of New
York), at least one business day prior to each Interest Payment Date, any redemption date and the maturity date of the Securities, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, amounts sufficient (with any amounts then held by the Fiscal Agent or other agent and available for the purpose) to pay the interest on, the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on, and the principal of, the Securities due and payable on such Interest Payment Date, redemption date or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest, redemption price and principal in accordance with the terms of the Securities. Any monies paid by the Company to the Fiscal Agent for the payment of the principal of or interest on any securities and remaining unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Company upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of and interest on this Security as the same shall become due.

          (b) In any case where the date for the payment of the principal of or interest on any Security or the date fixed for redemption of any Security shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place of payment which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for the payment of the principal or interest or the date fixed for redemption, and no interest shall accrue for the period after such date.

          5. (a) The Company will pay to the Holder of this Security (If bearer Security - or any coupon appertaining hereto) who is a United States Alien (as defined below) such amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on this Security, after deduction or withholding by the Company or any of its paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder with respect to or as a result of such payment by the United States (If registered Security - (as defined below)] or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security if bearer security - or in such coupon] to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to any one or more of the following:

    (i) any tax, assessment or other governmental charge which would not have been so imposed but for (A) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary of, or a person holding a power over such holder, if such holder is an estate or a trust, or between a member or shareholder of such Holder if such Holder is a partnership or a corporation) and the United States or any political subdivision thereof, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or share-holder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (B) such Holder's present or former status as a domestic or foreign personal holding companyl or a controlled foreign corporation, a private foundation or other tax exempt organization for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

     (ii) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security (If bearer Security or any coupon appertaining hereto) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

    (iii) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or other governmental charge;

     (iv) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security (If bearer Security - or any coupon appertaining hereto], if such compliance is required by statute or by regulation of the United States or any political subdivision or taxing authority thereof as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     (v) any tax, assessment or other governmental charge which is (A) payable otherwise than by deduction or withholding from payments of principal of or interest on this Security (If bearer Security - or any coupon appertaining hereto), or (B) required to be withheld by any paying agent from any such payment, if such payment can be made without such withholding by any other paying agent in a European city; or


(vi) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote; nor will Additional Amounts be paid with respect to payment of the principal of or interest on this Security (If bearer Security - or any coupon appertaining hereto] to any United States Alien which is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such a partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security (If bearer Security - or any coupon appertaining hereto.]

          The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          (b) Notwithstanding the foregoing, if and so long as a certification, information or other reporting requirement referred to in Paragraph 6(c) hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined in Paragraph 6(c) hereof), to have the provisions of this Paragraph apply in lieu of the provisions of such Paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such requirements outside the United States by the Company or any of its paying agents of principal or interest due in respect of any bearer Security or any coupon appertaining thereto of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any paying agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which is (i) the result of a certification, information or other reporting requirement described in the first parenthetical clause of such paragraph, or (ii) imposed as a result of the fact that the Company or any of its paying agents has actual knowledge that the beneficial owner of such bearer Security or coupon is within the category of persons described in clause (a)(i) of this Paragraph 5, or (iii) imposed as a result of presentation of such bearer Security or coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such bearer Security or coupon to be then due and payable.

          (c) Except as specifically provided in this Security and in the Fiscal Agency Agreement, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security or any coupon, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Paragraph 5 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Paragraph 5 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

          6. (a) The Securities are not redeemable prior to maturity except as provided below in this Paragraph 6.

          (b) The Securities may be redeemed at the option of the Company in whole, but not in part, at any time on giving not less than 30 nor more than 60 days' notice in the manner provided in clause (d) of this Paragraph 6 (which notice shall be irrevocable), at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, if the Company has or will become obligated to pay Additional Amounts (as provided in Paragraph 5(a) hereof) on the next succeeding interest Payment Date, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any amendment to or change in an official interpretation or application of such laws, regulations or rulings which amendment or change becomes effective, or action is taken, on or after September 29, 1988, and such obligation cannot be avoided by the Company taking measures which in its judgment are reasonable; provided however, that (i) no such notice of redemption shall be given earlier Than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. The Company's right to redeem the Securities pursuant to the preceeding sentence shall continue for so long as the conditions giving rise thereto shall exist. Prior to the publication of notice of redemption of the Securities pursuant to this Paragraph 6(b), the Company will deliver to the Fiscal Agent (i) a certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company so to redeem the Securities pursuant to this Paragraph 6(b) have occurred and (ii) and an opinion of independent counsel to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

          (c) In addition, if the Company determines that any payment made outside the United States by the Company or any of its paying agents of principal or interest due in respect to any bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the company, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such bearer Security or coupon who is a United States Alien (other than such a requirement (i) which would not be applicable to a payment made by the Company or any one of its paying agents
(A) directly to the beneficial owner or (B) to any custodian, nominee or other agent of the beneficial owner, or (ii) which can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in clauses (i)(B) and (ii) payment by such custodian nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities in whole on giving not less than 30 nor more than 60 days' notice in the manner provided in clause (d) of this Paragraph 6, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, or (y) if and so long as the conditions set forth in Paragraph 5(b) are satisfied, pay the Additional Amounts specified in such Paragraph. The Company will make such determination and such election and notify the Fiscal Agent thereof as soon as practicable, and the Fiscal Agent will promptly give notice of such determination in the manner provided in clause
(d) of this Paragraph 6 (the "Determination Notice"), in each case stating the effective date of such certification, information or reporting requirement, whether the Company has elected to redeem the Securities or to pay the Additional Amounts specified in such Paragraph and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption will take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Fiscal Agent at least 60 days before the redemption date, unless shorter notice is acceptable to the Fiscal Agent. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Fiscal Agent, which will promptly give notice of that determination in the manner provided in clause (d) of this Paragraph 6, and any earlier redemption notice will thereupon be revoked and of no further effect.

If the Company elects as provided in clause (y) above to pay Additional Amounts, and as long as the Company is obligated to pay such Additional Amounts, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, upon not more than 60 days' nor less than 30 days' prior notice given in the manner provided in clause (d) of this Paragraph 6, at 100% of their principal amount, together with interest accrued to the date fixed for redemption, but without reduction for United States withholding taxes discussed in this Paragraph. However, if the Company has made the election to pay Additional Amounts with respect to interest and subsequently, as a result of developments subsequent to such initial determination, makes such a determination with respect to certification, information or other reporting requirements applicable to principal, the Company may elect to redeem the Securities in the manner and on the terms described in this Paragraph 6(c), provided, in such case the Company shall have no obligation to pay Additional Amounts with respect to principal, but will be obligated to pay Additional Amounts with respect to interest accrued to the date of such redemption for which an election has been made.

          (d) Notices to redeem Securities shall be given to Holders of bearer Securities by publication at least once in a leading daily newspaper in the English language of general circulation in The City of New York and in London and, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if publication in either London or Luxembourg is not practicable, in Europe, and to Holders of registered Securities in writing mailed, first-class postage prepaid, to each Holder of registered Securities so to be redeemed, at his address as it appears in the Security Register.
Such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. The term "daily newspaper" as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions. If by reason of the suspension of publication of any newspaper or of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the Holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Company or by the Fiscal Agent on behalf of and at the instruction of the Company shall constitute sufficient provision of such notice, if such notification shall, sb far as may be practicable, approximate the terms and conditions of the publication or mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in Any notice given to any particular Holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed, together, in the case of a bearer Security, with all appurtenant coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to the date fixed for redemption (unless the redemption date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. Such notice shall also state that the conditions precedent to such redemption have occurred and state that the Company has elected to redeem all the Securities.

          (e) If notice of redemption has been given in the manner set forth in Paragraph 6(d) hereof, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice, and upon pre-sentation and surrender of the Securities at the place or places specified in such notice, together in the case of bearer Securities with all appurtenant coupons, if any, maturing subsequent to the redemption date, the Securities shall be paid and redeemed by the Company at the places and in the manner and currency herein specified and at the redemption price together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date; provided, however, that interest due on or prior to the redemption date on bearer Securities shall be payable only upon the presentation and surrender of coupons for such interest (at an office or agency outside the United States except as otherwise-provided on the face of the bearer Securities). If any bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the redemption date, such Security will be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Fiscal Agent if they are furnished with such security or indemnity as they may require to save each of them and each paying agency of the Company harmless. From and after the redemption date, if monies for the redemption of Securities to be redeemed shall have been made available at the Principal office of the Fiscal Agent for redemption on the redemption date, the Securities to be redeemed shall cease to bear interest, the coupons for interest appertaining to bearer Securities maturing subsequent to the redemption date shall be void (unless the amount of such coupons shall have been deducted from the redemption price at the time of surrender of the related bearer Security as aforesaid), and the only right of the Holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

          (f) Securities redeemed or otherwise acquired by the Company will forthwith be delivered to the Fiscal Agent for cancellation and may not be reissued or resold, except that bearer Securities delivered to the Fiscal Agent may, pursuant to written instructions from the Company, be reissued by the Fiscal Agent in replacement of mutilated, lost, stolen or destroyed Securities pursuant to Paragraph 9 hereof.

7. In the event of:

     (a) default in the payment of any instalment of interest on any Security for a period of 30 days after the date when due; or

     (b) default in the payment of the principal of any security when due (whether at maturity, upon redemption or otherwise); or

     (c) failure on the part o to observe or perform in any material respect any other term, covenant or agreement on the part of the Company contained in the Securities which shall continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that such notice is a "Notice of Default", shall first have been given to the Company and the Fiscal Agent, by registered or certified mail, return receipt requested, by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; or

     (d) a default under any other indebtedness of the Company for money borrowed having unpaid principal in excess of $1,000,000 or under any indenture or other instrument under which any such indebtedness has been issued or by which it is governed, whether now existing or hereafter created, shall happen and result in the failure to pay such indebtedness at maturity or in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, without such indebt-edness being paid or such acceleration being rescinded or annulled within 30 days after written notice thereof stating that such notice is a "Notice of Default" shall first have been given to the Company and the Fiscal Agent, by registered or certified mail, return receipt requested, by the Holders of at least 25% in aggregate principal amount of the Securities of the time Outstanding; or

     (e)  the Company pursuant to or within the meaning of any Bankruptcy Law:

             (A)  commences a voluntary case,

             (B)  consents to the entry of an order for relief against it in an involuntary case,

             (C)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (D)  makes a general assignment for the benefit of its creditors,
                   or

             (E)  fails generally to pay its debts as they become due; or

     (f) a court of competent jurisdiction enters an drder or decree under any Bankruptcy Law that:

             (A)  is for relief against the company in an involuntary case,

             (B)  appoints a Custodian of the Company or for all or
                   substantially all of its property, or

             (C)  orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; the Holder of this Security may, at such Holder's option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Company and the Fiscal Agent at its Principal Office, and unless all such defaults shall have been cured by the Company prior to receipt of such written notice, the principal of this Security and the interest accrued thereon shall become and be immediately due and payable.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          8. (a) The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

     (i) the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Corporation") and shall expressly assume, by amendment to the Fiscal Agency Agreement signed by the Company and such Successor Corporation and delivered to the Fiscal Agent, the due and punctual payment of the principal of and interest on (including Additional Amounts payable pursuant to Paragraph 5 hereof) all the Securities and the performance or observance of every covenant hereof and of the Fiscal Agency Agreement on the part of the Company to be performed or observed; and

     (ii) the Company shall have delivered to the Fiscal Agent a certificate signed by an executive officer of the Company and a written opinion of counsel satisfactory to the Fiscal Agent (who may be counsel to the Company), each stating that such transaction and such amendment to the Fiscal Agency Agreement comply with this Paragraph 8 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) Upon any such consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Paragraph 8(a) hereof, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Fiscal Agency Agreement and the Securities and the coupons with the same effect as if the Successor Corporation had been named as the Company therein and herein and thereafter the Company shall be released from its liability as obligor on any of the Securities and the coupons and under the Fiscal Agency Agreement.

          9. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Fiscal Agent or to the paying agent of the Company in the Borough of Manhattan, The City of New York, the Company shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

          If there be delivered to the Company and the Fiscal Agent (and the paying agent of the Company in the Borough of Manhattan, The City of New York, if such be the place of surrender) (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Fiscal Agent (and the paying agent of the Company in the Borough of Manhattan, The City of New York, if such be the place of surrender) that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security or in exchange for and upon surrender of the Security to which such coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

          Upon the issuance of any new Security under this Paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

          Every new Security with its coupons, if any, issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if Any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone.

          Any new Security delivered pursuant to this Paragraph shall be so dated, or have attached thereto such coupons, that neither gain nor loss in interest shall result from such exchange.

          The provisions of this Paragraph 9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Securities or coupons.

          10. (a) The Fiscal Agency Agreement and the terms and conditions of the Securities may be modified or amended by the Company and the Fiscal Agent, without the consent of any Holders of Securities or coupons, for the purpose of (i) adding to the covenants of the Company for the benefit of the Holders of Securities or coupons, or (ii) surrendering any right or power conferred upon the Company, or (iii) securing the Securities pursuant to the requirements of the Securities or otherwise, or (iv) permitting registered Securities to be exchanged for bearer Securities or relaxing or eliminating the restrictions on payment of principal or interest in respect of bearer Securities in the United States to the extent then permitted under applicable regulations of the United States Treasury Department, and provided no adverse tax consequences would result to the Holders of the Securities, or (v) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants and obligations of the Company in the Securities, in the coupons or in the Fiscal Agency Agreement, or (vi) curing any ambiguity or correcting or supplementing any defective provision contained herein or in any coupon appertaining hereto or in the Fiscal Agency Agreement, to all of which each Holder of any Security or coupon shall, by acceptance thereof, consent.

          (b) The Fiscal Agency Agreement and the terms and conditions of the Securities may also be modified or amended by the Company and the Fiscal Agent, and past defaults thereunder by the Company may be waived, either with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, or by the adoption, at a meeting duly convened and held in accordance with the provisions of the Fiscal Agency Agreement at which a quorum is present or represented, of a resolution by the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Securities present or represented and voting at the meeting; provided that no such modification, amendment or waiver may, without the consent or affirmative vote of the Holder of each Security affected thereby:

     (i) change the stated maturity of the principal of or any instalment of interest on any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the obligation of the Company to pay Additional Amounts pursuant to Paragraph 5 (except as otherwise permitted hereby), or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Security, or

     (ii) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Securities, or for any waiver of any past default, or reduce the requirements for voting and quorum at any meeting of Holders of Securities at which a resolution is to be adopted, or

     (iii) modify the obligation of the Company to maintain offices or agencies in the Borough of Manhattan, The City of New York, and in a European city, or

     (iv) modify any of the provisions of this Paragraph 10(b), except to provide that certain other provisions of the Fiscal Agency Agreement or the terms and conditions of the Securities cannot be modified, amended or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for the Holders of Securities to approve the particular form of any proposed amendment, but it shall be sufficient if they approve the substance thereof.

          (c) The Fiscal Agent shall not enter into any amendment to the Fiscal Agency Agreement and the Company shall not modify or amend the terms and conditions of the Securities unless there shall have been delivered to the Fiscal Agent a certificate signed by an executive officer of the Company and a written opinion of counsel satisfactory to the Fiscal Agent (who may be counsel to the Company), each stating that such amendment or modification is authorized or permitted by the Fiscal Agency Agreement or the Securities.

          (d) Any modifications, amendments or waivers to the Fiscal Agency Agreement or to the terms and conditions of the Securities in accordance with the foregoing provisions will be conclusive and binding on all Holders of Securities, whether or not they have given such consent, and on all Holders of coupons, whether or not notation of such modifications, amendments or waivers is made upon the Securities or coupons, and on all future Holders of Secu-rities and coupons.

          (e) Promptly after the execution of any amendment to the Fiscal Agency Agreement or the effectiveness of any modification or amendment of the terms and conditions of the securities, notice of such amendment or modification shall be given by the Company or by the Fiscal Agent on behalf of and at the expense of the Company to Holders of the Securities in the manner provided in Paragraph 6(d) hereof. The failure to give such notice on a timely basis shall not invalidate such amendment or modification, but the Company shall cause the Fiscal Agent to give such notice as soon as practicable upon discovering such failure or upon any impediment to the giving of such notice being overcome.

          11. (a) The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, issue, sell assign, transfer or otherwise dispose of, directly or indirectly, any of the capital stock (other than nonvoting preferred stock) of any Restricted Subsidiary (except to the Company or to one or more Restricted Subsidiaries or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if:

          (1) the entire capital stock of a Restricted Subsidiary is disposed of in a single transaction, or in a series of related transactions, for a consideration consisting of cash or other property which is at least equal to the fair value of such capital stock, as determined by the Board of Directors of the Company; or

          (2) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries; or

          (3) after giving effect to the issuance, sale, assignment, transfer-or other disposition, the Company and its Restricted Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding capital stock of such Restricted Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the fair value of such capital stock, as determined by the Board of Directors of the Company.

          (c) For the purposes of this Paragraph 11, "Restricted Subsidiary" means each of American States Insurance Company, The Lincoln National Life Insurance Company, Lincoln National Pension Insurance Company, Security-Connecticut Life Insurance Company and The Western Casualty and Surety Company, as well as any successor to all or a principal part of the business of any such subsidiary, and any other subsidiary which the Company's Board of Directors designates a Restricted Subsidiary.

          12. Subject to the authentication of this Security by the Fiscal Agent, the Company hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Securities and any coupons, and to constitute the same the valid obligations of the Company, have been done and performed and have happened in due compliance with all applicable laws.



                             [FORM OF COUPON]

                             [Face of Coupon]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

U.S.$487.50
Due October 20,


                      LINCOLN NATIONAL CORPORATION

                          9 3/4% Notes Due 1995

          On the date set forth hereon, LINCOLN NATIONAL CORPORATION ("Company") will pay to bearer, upon surrender hereof, the amount shown hereon (together with any Additional Amounts in respect thereof which the Company may be required to pay according to the terms of the Security to which this coupon appertains) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Company may determine from time to time, by United States dollar check drawn on a bank in The City of New York or transfer to a United States dollar account maintained by the payee with a bank in Europe, being the interest then payable on said Security.

                                        LINCOLN NATIONAL CORPORATION

                                                 By




                           [Reverse of Coupon]

MORGAN GUARANTY TRUST                            MORGAN GUARANTY TRUST
COMPANY OF NEW YORK                              COMPANY OF NEW YORK
Avenues Des Arts 35                              Morgan House
1040 Brussels                                    P.O. Box 161
Belgium                                          1 Angel Court
                                                 London ECR 7AE
                                                 England

SWISS BANK CORPORATION                           BANQUE INTERNATIONALE A
P.O. Box 1132                                    LUXEMBOURG S.A.
Aeschenvorstadt 1                                2 Boulevard Royal
CH-4002 Basle                                    Luxembourg
Switzerland                                      Grand Duchy of Luxembourg

                                 EXHIBIT C

[FORM OF CERTIFICATE TO BE GIVEN TO CEDEL OR THE EURO-CLEAR OPERATOR BY BENEFICIAL OWNERS WHICH ARE NOT U.S. PERSONS]

                               CERTIFICATE

                      LINCOLN NATIONAL CORPORATION

                          9 3/4% Notes Due 1995

          This is to certify that as of the date hereof and except as provided in the third paragraph hereof, none of the above-captioned Securities held by you for our account is beneficially owned by citizens or residents of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States Persons") or by persons who have purchased for resale to United States Persons. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on (Insert the exchange date] as to all of the above-captioned Securities then appearing in your books as being held for our account.

This certificate excepts and does not relate  to U.S.$         principal
amount of the above-captioned Securities appearing in your books as being held for our account but which we have sold or as to which we are not yet able to certify and as to which we understand exchange and delivery of definitive Securities cannot be made until we are able so to certify.

We understand that this certificate is required in connection with certain securities and tax legislation in the United States. If administrative or legal prodeedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                     1989

         To be dated on or after the 15th day before the Exchange Date

                                               [Name of Account Holder]



                                               (Authorized Signatory)
                                  Name:
                                 Title:

                                EXHIBIT D

                   (FORM OF CERTIFICATE TO BE GIVEN BY
                       EURO-CLEAR AND CEDEL S.A.)*


                               CERTIFICATE

                      LINCOLN NATIONAL CORPORATION

                          9 3/4% Notes Due 1995


          This is to certify with respect to U.S. $ principal amount of the above-captioned Securities (i) that we have received from each of the persons appearing in our records as persons being entitled to a portion of such prin-cipal amount (our "Qualified Account Holders") a certificate with respect to such portion substantially in the form attached hereto and (ii) that we are not submitting herewith for exchange any portion of such Global Security excepted in such certificates.

          We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

Dated:               , 1989 Yours faithfully,

To be dated no earlier than (MORGAN GUARANTY TRUST
the Exchange Date           COMPANY OF NEW  YORK,
                            BRUSSELS OFFICE, as
                            Operator of the Euro-
                            Clear Clearance  System]
                            (CENTRALE DE LIVRAISON  DE
                            VALEURS
MOBILIERES S.A.]



                                   By




      A copy of the form of Exhibit C should be attached to this Exhibit D.